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                                                                    Exhibit 99.5

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors
of EverQ GmbH, Thalheim (Germany)

We have audited the accompanying balance sheet of EverQ GmbH, Thalheim (Germany), as of December 31, 2006, and the related income statement, statement of changes in equity and cash flow statement for the period from December 20 to December 31, 2006, as well as the notes to these financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EverQ GmbH, Thalheim (Germany), at December 31, 2006, and the results of its operations and its cash flows for the period from December 20 to December 31, 2006, in conformity with accounting principles generally accepted in Germany.

Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 6 to the financial statements.

As discussed in the notes, the financial statements referred to above do not constitute annual statutory financial statements of EverQ GmbH, Thalheim (Germany), pursuant to German commercial law. Hence, these financial statements do not present the results of the Company's operations and its cash flows for the Company's fiscal year and do not include comparative financial information.

PricewaterhouseCoopers AG

Leipzig, Germany
February 27, 2007